UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

James River Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51480 (Commission File Number)	05-0539572 (IRS Employer Identification No.)
300 Meadowmont Village Circle, Suite 333 Chapel Hill, North Carolina (Address of principal executive offices)	27517 (Zip Code)
(919) 883-4171 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 11, 2007, James River Group, Inc. (the “Company”), Franklin Holdings (Bermuda), Ltd., a Bermuda company (“Parent”) and Franklin Acquisition Corp., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”), completed the previously announced merger of Merger Sub with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated June 11, 2007, between the Company, Parent and Merger Sub (the “Merger Agreement”). As a result of the Merger, each issued and outstanding share of common stock of the Company (other than shares owned by Parent or Merger Sub, or any subsidiaries thereof) was converted into the right to receive $34.50 in cash, without interest. Except for certain options which were exchanged in the merger for options to purchase common stock of Franklin Holdings II (Bermuda), Ltd., a Bermuda company and wholly-owned subsidiary of Parent (“Franklin II”), each outstanding option, whether vested or unvested, was canceled and extinguished, with the holders thereof entitled to the excess (if any), in cash, of (A) the product of (i) the number of shares of common stock subject to such option and (ii) $34.50, minus (B) the aggregate exercise price of such option, without interest, minus (C) all required withholding taxes. Each outstanding warrant was canceled and extinguished upon agreement by the Company and each warrant holder. Following cancellation, warrant holders are entitled to an amount for their warrants, in cash, equal to the excess of (A) the product of (i) the number of shares of common stock subject to such warrant and (ii) $34.50, minus (B) the aggregate exercise price of such warrant, without interest and (C) all required withholding taxes.

In connection with the closing of the Merger, the Company filed, on December 11, 2007, a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 to terminate the registration of its common stock.

The information set forth in Item 1.01 to the Company’s current report on Form 8-K filed on June 12, 2007 and a copy of the Merger Agreement, which was attached as Exhibit 2.1 thereto, are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Merger Agreement and the transactions contemplated by such document is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement.

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the Nasdaq Stock Market, Inc. (“NASDAQ”) on December 11, 2007 that each share of the Company’s common stock had been converted into the right to receive $34.50 in cash, without interest, and requested that NASDAQ effect a trading suspension of the Company’s common stock. As a result, the Company’s common stock ceased trading on NASDAQ at the close of business on December 11, 2007, and NASDAQ will file with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.

Item 5.01	Changes in Control of Registrant.

On December 11, 2007, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company through the Merger. Immediately following the completion of the Merger, Parent contributed its interest in the Company to Franklin II. As a result of the Merger and such contribution, Franklin II is the sole shareholder of the Company. The aggregate cash paid for all of the outstanding shares of the Company’s common stock, as well as the cash paid to holders of outstanding options and warrants, was approximately $562 million. The payment of the merger consideration was financed by Parent and Merger Sub through equity contributions from the shareholders of Parent, the proceeds of a trust preferred financing and dividends paid by subsidiaries of the Company. See the disclosure under Item 5.02 concerning arrangements for the resignation and election of directors upon the closing of the Merger.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, each of Matthew Bronfman, John T. Sinnott, Alan N. Colner, Dallas W. Luby, A. Wellford Tabor, Nicolas D. Zerbib, J. Adam Abram, Joel L. Fleishman, Richard W. Wright and James L. Zech voluntarily resigned from the board of directors of the Company on December 11, 2007. Following the Merger, the directors of the Company shall be Gregg T. Davis, Michael P. Kehoe and C. Kenneth Mitchell, and the officers of the Company shall be the officers of the Company prior to the Merger, other than J. Adam Abram, President and Chief Executive Officer of the Company prior to the closing of the Merger, who, upon the closing of the Merger, voluntarily terminated his employment agreement with the Company and entered into a new employment agreement with Parent. Upon such termination, Michael T. Oakes, Executive Vice President and Chief Financial Officer of the Company prior to the Merger, was appointed Chief Executive Officer of the Company, and Gregg T. Davis, Executive Vice President of Finance and Treasurer prior to the Merger, was appointed Chief Financial Officer of the Company. The officers and directors of the Company shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

Item 8.01	Other Events.

On December 11, 2007, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of June 11, 2007, by and among James River Group, Inc., Franklin Holdings (Bermuda), Ltd. and Franklin Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to James River Group, Inc.’s Current Report on Form 8-K dated June 12, 2007)*

99.1	Press Release dated December 11, 2007

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP, INC.

Date: December 11, 2007	By:	/s/ Michael T. Oakes
		Name:	Michael T. Oakes
		Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1

Agreement and Plan of Merger, dated as of June 11, 2007, by and among James River Group, Inc., Franklin Holdings (Bermuda), Ltd. and Franklin Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to James River Group, Inc.’s Current Report on Form 8-K dated June 12, 2007)*

99.1	Press Release dated December 11, 2007

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.

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